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                                                                      EXHIBIT 23

    [MOSS ADAMS LETTERHEAD]



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 and Form S-3 pertaining to the WTD Industries, Inc. Amended and Restated 1986 Stock Option Plan with respect to the financial statements of WTD Industries, Inc., which appear in the WTD Industries, Inc. Annual Report on Form 10-K for the year ended April 30, 1996, filed with the Securities and Exchange Commission.



                                       /s/ Moss Adams LLP
                                       -----------------------------------
                                       MOSS ADAMS LLP



Beaverton, Oregon
June 7, 1996


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